Exhibit 99

                August 2, 2017

Dominion Energy Announces Second-Quarter Earnings

●	Second-quarter 2017 reported earnings of $0.62 per share

●	Second-quarter operating earnings of $0.67 per share compared to guidance of $0.60 to $0.70 per share

●	Company affirms full-year 2017 operating earnings guidance of $3.40 to $3.90 per share

RICHMOND, Va. – Dominion Energy (NYSE: D) today announced unaudited reported earnings determined in accordance with Generally Accepted Accounting Principles (reported earnings) for the three months ended June 30, 2017, of $390 million ($0.62 per share) compared with earnings of $452 million ($0.73 per share) for the same period in 2016.

Operating earnings for the three months ended June 30, 2017, were $421 million ($0.67 per share), compared to operating earnings of $441 million ($0.71 per share) for the same period in 2016. Operating earnings are defined as reported earnings adjusted for certain items.

The principal difference between reported earnings and operating earnings for the quarter were transition and integration costs associated with the Dominion Energy Questar combination.

Dominion Energy uses operating earnings as the primary performance measurement of its earnings guidance and results for public communications with analysts and investors. Dominion Energy also uses operating earnings internally for budgeting, for reporting to the Board of Directors, for the company’s incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion Energy management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

Thomas F. Farrell II, chairman, president and chief executive officer, said:

“We are pleased with our financial performance in the second quarter with operating earnings near the top of our guidance range.

“We continue to execute with strong operational and safety performance, and have seen significant progress on our growth investments that will total over $4 billion this year.

“Construction of Greensville County Power Station is proceeding on time and on budget. The project is now about 47 percent complete and expected to achieve commercial operations in late 2018.

“The Cove Point Liquefaction project is 95 percent complete. In July, we received FERC authorization for hydrocarbon entry into four additional project areas. Over 90 percent of the project’s systems are now in the commissioning phase. Our work continues on-time and on-budget and we expect to have this significant project in-service late this year.

“FERC released the Final Environmental Impact Statement for the Atlantic Coast Pipeline and Supply Header projects. The favorable environmental report provides us with a clear path forward for final approval of one of the largest, most important natural gas infrastructure projects in the company’s history. We remain on track to start construction on both projects later this year.”

SECOND-QUARTER 2017 REPORTED AND OPERATING EARNINGS COMPARED TO 2016

Reported earnings decreased $62 million as compared to second-quarter 2016. Business segment results and detailed descriptions of items included in reported earnings but excluded from operating earnings can be found on schedules 1, 2, and 3 of this release.

Operating earnings decreased $20 million as compared to second-quarter 2016 operating earnings.    The decrease is primarily attributable to a reduction of Cove Point import contract revenues and the absence of a farmout transaction. Factors offsetting the decrease include revenues from regulated growth projects, lower electric capacity expense, and the addition of Dominion Energy Questar.

Details of second-quarter operating earnings as compared to 2016 may be found on Schedule 4 of this release.

THIRD-QUARTER 2017 OPERATING EARNINGS GUIDANCE

Dominion Energy expects third-quarter 2017 operating earnings in the range of $0.95-$1.15 per share, compared to third-quarter 2016 operating earnings of $1.14 per share. Positive factors for the third quarter compared to last year include the addition of Questar operations. Negative factors compared to last year include a return to normal weather, lower earnings from Cove Point due to the roll-off of one of our import contracts, higher PJM electric capacity expenses and a step down in solar investment tax credits.

The company is maintaining its previously issued 2017 operating earnings guidance of $3.40-$3.90 per share.

In providing its operating earnings guidance, the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, acquisitions, divestitures or changes in accounting principles. At this time, Dominion Energy management is not able to estimate the aggregate impact of these items on future period reported earnings.

CONFERENCE CALL TODAY

Dominion Energy will host its second-quarter earnings conference call at 9 a.m. ET on Wednesday, August 2, 2017. Management will discuss second-quarter financial results and other matters of interest to the financial community.

Domestic callers should dial (877) 410-5657.    International callers should dial (334) 323-9872. The passcode for the conference call is “Dominion.” Participants should dial in 10 to 15 minutes prior to the scheduled start time. Members of the media also are invited to listen.

A live webcast of the conference call, including accompanying slides, and other financial information will be available on the investor information pages at www.dominionenergy.com/investors.

A replay of the conference call will be available beginning about 1 p.m. ET Aug. 2 and lasting until 11 p.m. ET Aug. 9. Domestic callers may access the recording by dialing (877) 919-4059. International callers should dial (334) 323-0140. The PIN for the replay is 89026239. Additionally, a replay of the webcast will be available on the investor information pages by the end of the day Aug. 2.

Dominion Energy is one of the nation’s largest producers and transporters of energy, with a portfolio of approximately 25,700 megawatts of generation, 15,000 miles of natural gas transmission, gathering and storage pipeline, and 6,600 miles of electric transmission lines. Dominion Energy operates one of the nation’s largest natural gas storage systems with 1 trillion cubic feet of storage capacity and serves more than 6 million utility and retail energy customers. For more information about Dominion Energy, visit the company’s website at www.dominionenergy.com.

This release contains certain forward-looking statements, including forecasted operating earnings for third-quarter and full-year 2017 and beyond which are subject to various risks and uncertainties. Factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations may include factors that are beyond the company’s ability to control or estimate precisely, including fluctuations in energy-related commodity prices, estimates of future market conditions, additional competition in our industries, changes in the demand for Dominion Energy’s services, access to and costs of capital, fluctuations in the value of our pension assets and assets held in our decommissioning trusts, impacts of acquisitions, divestitures, transfers of assets to joint ventures or Dominion Energy Midstream and retirements of assets based on asset portfolio reviews, the receipt of approvals for, and timing of, closing dates for acquisitions and divestitures, the timing and execution of Dominion Energy Midstream’s growth strategy, and the ability to complete planned construction or expansion projects at all or within the terms and timeframes initially anticipated. Other factors include, but are not limited to, weather conditions and other events, including the effects of hurricanes, earthquakes, high winds, major storms and changes in water temperatures on operations, the risk associated with the operation of nuclear facilities, unplanned outages at facilities in which Dominion Energy has an ownership interest, the impact of operational hazards and catastrophic events, state and federal legislative and regulatory developments, including changes in federal and state tax laws and changes to environmental and other laws and regulations, including those related to climate change, greenhouse gases and other emissions to which we are subject, changes in enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities, political and economic conditions, industrial, commercial and residential growth or decline in Dominion Energy’s service area, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates collected by Dominion Energy, changes to rating agency requirements and ratings, changing financial accounting standards, fluctuations in interest rates, employee workforce factors, including collective bargaining, counter-party credit and performance risks, adverse outcomes in litigation matters or regulatory proceedings, the risk of hostile cyber intrusions and other uncertainties. Other risk factors are detailed from time to time in Dominion Energy’s quarterly reports on Form 10-Q or most recent annual report on Form 10-K filed with the Securities and Exchange Commission.

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CONTACTS:	Media: Ryan Frazier, (804) 819-2521 or C.Ryan.Frazier@dominionenergy.com Financial analysts: Kristy Babcock, (804) 819-2492 or Kristy.R.Babcock@dominionenergy.com

Dominion Energy, Inc.

Consolidated Statements of Income *

Unaudited (GAAP Based)

(millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
(millions, except per share amounts)

Operating Revenue	$2,813	$2,598	$6,197	$5,519

Operating Expenses

Electric fuel and other energy-related purchases	498	551	1,073	1,185

Purchased (excess) electric capacity	(12)	45	(29)	113

Purchased gas	112	56	417	175

Other operations and maintenance	779	665	1,517	1,368

Depreciation, depletion and amortization	467	361	936	712

Other taxes	168	139	357	303

Total operating expenses	2,012	1,817	4,271	3,856

Income from operations	801	781	1,926	1,663

Other income	60	72	176	126

Interest and related charges	308	239	600	465

Income from operations including noncontrolling interests before income tax expense	553	614	1,502	1,324

Income tax expense	136	152	411	331

Net Income Including Noncontrolling Interests	417	462	1,091	993

Noncontrolling Interests	27	10	69	17

Net Income Attributable to Dominion Energy	$390	$452	$1,022	$976

Earnings Per Common Share

Net income attributable to Dominion Energy - Basic	$0.62	$0.73	$1.63	$1.61

Net income attributable to Dominion Energy - Diluted	0.62	0.73	1.63	1.61

Dividends Declared Per Common Share	$0.7550	$0.7000	$1.5100	$1.4000

* The notes contained in Dominion Energy’s most recent quarterly report on Form 10-Q or annual report on Form 10-K are an integral part of the Consolidated Financial Statements.

Schedule 1 - Segment Reported and Operating Earnings

Preliminary, Unaudited
(millions, except earnings per share)	Three months ended June 30,
	2017	2016	Change

REPORTED EARNINGS [1]	$390	$452	$(62)

Pre-tax loss (income) [2]	47	(12)	59
Income tax [2]	(16)	1	(17)

Adjustments to reported earnings	31	(11)	42

OPERATING EARNINGS	$421	$441	$(20)

By segment:
Power Delivery[4]	127	104	23
Power Generation[4]	240	171	69
Gas Infrastructure[3,4]	163	162	1
Corporate and Other	(109)	4	(113)

	$421	$441	$(20)

Earnings Per Share (EPS):
REPORTED EARNINGS [1]	$0.62	$0.73	$(0.11)
Adjustments to reported earnings (after tax)	0.05	(0.02)	0.07

OPERATING EARNINGS	$0.67	$0.71	$(0.04)

By segment:
Power Delivery	0.20	0.17	0.03
Power Generation	0.38	0.28	0.10
Gas Infrastructure[3]	0.26	0.26	-
Corporate and Other	(0.17)	-	(0.17)

	$0.67	$0.71	$(0.04)

Common Shares Outstanding (average, diluted)	629.2	617.0
(millions, except earnings per share)	Six months ended June 30,
	2017	2016	Change

REPORTED EARNINGS [1]	$1,022	$976	$46

Pre-tax loss (income) [2]	16	55	(39)
Income tax [2]	(6)	(18)	12

Adjustments to reported earnings	10	37	(27)

OPERATING EARNINGS	$1,032	$1,013	$19

By segment:
Power Delivery	252	224	28
Power Generation	501	416	85
Gas Infrastructure[3]	426	348	78
Corporate and Other	(147)	25	(172)

	$1,032	$1,013	$19

Earnings Per Share (EPS):
REPORTED EARNINGS [1]	$1.63	$1.61	$0.02
Adjustments to reported earnings (after tax)	0.01	0.06	(0.05)

OPERATING EARNINGS	$1.64	$1.67	$(0.03)

By segment:
Power Delivery	0.40	0.37	0.03
Power Generation	0.80	0.69	0.11

Gas Infrastructure[3]	0.68	0.57	0.11
Corporate and Other	(0.24)	0.04	(0.28)

	$1.64	$1.67	$(0.03)

Common Shares Outstanding (average, diluted)	628.7	607.6

1)	Determined in accordance with Generally Accepted Accounting Principles (GAAP).
2)	Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings. Refer to Schedules 2 and 3 for details, or find “GAAP Reconciliation” in the Earnings Release Kit on Dominion Energy’s website at www.dominionenergy.com/investors.
3)	2017 amounts include Dominion Energy Questar.
4)	In connection with its corporate rebranding, Dominion Energy changed the names of its principal operating segments to Power Delivery, Power Generation and Gas Infrastructure from Dominion Virginia Power, Dominion Generation and Dominion Energy, respectively.

Schedule 2 - Reconciliation of 2017 Operating Earnings to Reported Earnings

2017 Earnings (Six months ended June 30, 2017)

The $16 million pre-tax net effect of the adjustments included in 2017 reported earnings, but excluded from operating earnings, is primarily related to the following items:

•	$37 million net gain related to our investments in nuclear decommissioning trust funds.
•	$23 million of transition and integration costs associated with the Dominion Energy Questar combination, which was completed in September 2016.
•	$15 million charge to write-off the balance of a regulatory asset, originally established in a prior year, which is no longer considered probable of recovery as of June 30, 2017.

(millions, except per share amounts)	1Q17	2Q17	3Q17	4Q17	YTD 2017 [2]

Reported earnings	$632	$390			$1,022
Adjustments to reported earnings [1]:
Pre-tax loss (income)	(31)	47			16
Income tax	10	(16)			(6)

	(21)	31			10

Operating earnings	$611	$421			$1,032

Common shares outstanding (average, diluted)	628.1	629.2			628.7

Reported earnings per share	$1.01	$0.62			$1.63
Adjustments to reported earnings (after-tax)	(0.04)	0.05			0.01
Operating earnings per share	$0.97	$0.67			$1.64

1) Adjustments to reported earnings are reflected in the following table:

	1Q17	2Q17	3Q17	4Q17	YTD 2017

Pre-tax loss (income):
Net gain on NDT funds	(34)	(3)			(37)
Questar transition and integration costs	3	20			23
Regulatory asset write-off		15			15
Other		15			15

	($31)	$47			$16

Income tax expense (benefit):
Tax effect of above adjustments to reported earnings *	$10	($16)			($6)

* Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate. For interim reporting purposes, such amounts may be adjusted in connection with the calculation of the Company’s year-to-date income tax provision based on its estimated annual effective tax rate.

2) YTD EPS may not equal sum of quarters due to share count differences

Schedule 3 - Reconciliation of 2016 Reported Earnings to Operating Earnings

2016 Earnings (Twelve months ended December 31, 2016)

The $359 million pre-tax net effect of the adjustments included in 2016 reported earnings, but excluded from operating earnings, is primarily related to the following items:

•	$197 million additional charge associated with the asset retirement obligations for ash ponds and landfills at certain utility generation facilities to comply with the EPA coal combustion residuals rule.
•	$74 million of transaction and transition costs associated with the Dominion Energy Questar combination, which was completed in September 2016.
•	$65 million charge associated with an organizational design initiative and primarily comprised of employee severance benefits.
•	$23 million of restoration costs associated with Hurricane Matthew affecting our electric utility service territories.

(millions, except per share amounts)	1Q16	2Q16	3Q16	4Q16	YTD 2016	[2]
Reported earnings	$524	$452	$690	$457	$2,123

Adjustments to reported earnings [1]:

Pre-tax loss (income)	67	(12)	48	256	359

Income tax	(19)	1	(22)	(95)	(135)
	48	(11)	26	161	224
Operating earnings	$572	$441	$716	$618	$2,347
Common shares outstanding (average, diluted)	598.2	617.0	626.0	627.1	617.1
Reported earnings per share	$0.88	$0.73	$1.10	$0.73	$3.44

Adjustments to reported earnings (after-tax)	0.08	(0.02)	0.04	0.26	0.36
Operating earnings per share	$0.96	$0.71	$1.14	$0.99	$3.80

1)  Adjustments to reported earnings are reflected in the following table:

	1Q16	2Q16	3Q16	4Q16	YTD 2016
Pre-tax loss (income):

Future ash ponds and landfill closure costs				197	197

Questar transaction and transition costs	2	5	53	14	74

Organizational design initiative	70	(5)			65

Hurricane Matthew costs				23	23

Other items	(5)	(12)	(5)	22	0
	$67	($12)	$48	$256	$359
Income tax expense (benefit):
Tax effect of above adjustments to reported earnings *	(19)	1	(10)	(95)	(123)

Divestiture tax settlement			(12)		(12)
	($19)	$1	($22)	($95)	($135)

* Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate. For interim reporting purposes, such amounts may be adjusted in connection with the calculation of the Company’s year-to-date income tax provision based on its estimated annual effective tax rate.

2) YTD EPS may not equal sum of quarters due to share count differences

Schedule 4 - Reconciliation of 2Q17 Earnings to 2Q16

Preliminary, Unaudited	Three Months Ended		Six Months Ended
(millions, except EPS)	June 30,		June 30,
	2017 vs. 2016		2017 vs. 2016
	Increase / (Decrease)		Increase / (Decrease)
Reconciling Items	Amount	EPS	Amount	EPS

Change in reported earnings (GAAP)	($62)	($0.11)	$46	$0.02

Change in Pre-tax loss (income) [1]	$59		($39)
Change in Income tax [1]	(17)		12

Adjustments to reported earnings	$42	$0.07	($27)	($0.05)

Change in consolidated operating earnings	($20)	($0.04)	$19	($0.03)

Power Delivery
Regulated electric sales:
Weather	$4	$0.01	($6)	($0.01)
Other	1	-	11	0.02
FERC Transmission equity return	4	0.01	9	0.01
Storm damage and service restoration	10	0.01	14	0.02
Other	4	-	-	-
Share dilution	-	-	-	(0.01)

Change in contribution to operating earnings	$23	$0.03	$28	$0.03

Power Generation
Regulated electric sales:
Weather	$9	$0.01	($12)	($0.02)
Other	2	-	21	0.04
Merchant generation margin	(14)	(0.02)	(15)	(0.03)
Renewable energy investment tax credits	55	0.09	55	0.09
Noncontrolling interest related to solar partnerships	(2)	-	(13)	(0.02)
Depreciation	(13)	(0.02)	(26)	(0.04)
Electric capacity	34	0.5	86	0.14
Other	(2)	-	(11)	(0.02)
Share dilution	-	(0.01)	-	(0.03)

Change in contribution to operating earnings	$69	$0.10	$85	$0.11

Gas Infrastructure
Dominion Energy Questar combination[2]	$49	$0.08	$150	$0.25
Farmout transaction	(22)	(0.03)	(26)	(0.04)
Transportation and storage growth projects	8	0.01	16	0.02
Noncontrolling interest	(8)	(0.01)	(19)	(0.03)
Cove Point import contracts	(21)	(0.03)	(36)	(0.06)
Other	(5)	(0.01)	(7)	(0.01)
Share dilution	-	(0.01)	-	(0.02)

Change in contribution to operating earnings	$1	$0.00	$78	$0.11

Corporate and Other
Renewable energy investment tax credits	($63)	($0.10)	($105)	($0.17)
Interest expense and other	(50)	(0.07)	(67)	(0.11)

Change in contribution to operating earnings	($113)	($0.17)	($172)	($0.28)

Change in consolidated operating earnings	($20)	($0.04)	$19	($0.03)
Change in adjustments included in reported earnings[1]	($42)	($0.07)	$27	$0.05

Change in consolidated reported earnings	($62)	($0.11)	$46	$0.02

1)	Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings. Refer to Schedules 2 and 3 for details, or find “GAAP Reconciliation” in the Earnings Release Kit on Dominion’s website at www.dominionenergy.com/investors.

2)  Excludes financing impact of Dominion Energy Questar combination.

Note: Figures may not add due to rounding